EXHIBIT 10

                                      DRAFT

                     PAUL, HASTINGS, JANOFSKY & WALKER, LLP
                              345 CALIFORNIA STREET
                         SAN FRANCISCO, CALIFORNIA 94104

                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333


                                                  April __, 1998



Professionally Managed Portfolios
479 West 22nd Street
New York, New York 10011

                  Re: Perkins Discovery Fund


Ladies and Gentlemen:

                  We have acted as counsel to Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), in connection with Post-Effective Amendments to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Post-Effective Amendments") and relating to the issuance by the Trust of an indefinite number of no par value shares of beneficial interest (the "Shares") of a series of the Trust, the Perkins Discovery Fund (the "Fund").

                  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

                  (a) the Trust's Agreement and Declaration of Trust dated February 17, 1987 (filed with the Massachusetts Secretary of State on February 24, 1987), as amended on May 20, 1988 (filed on September 16, 1988) and April 12, 1991 (filed on May 31, 1991) (as so amended, the "Declaration of Trust"), as certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

                  (b) the By-laws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof ;


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                  (c)  resolutions  of the  Trustees  of the Trust  adopted at a meeting on _____________ authorizing the establishment of the Fund and the issuance of the Shares;


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                  (d)      the Post-Effective Amendment; and

                  (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

                  Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Massachusetts. We are not licensed to practice law in the State of Massachusetts, and we have based our opinion below solely on our review of Chapter 182 of the General Laws of the Commonwealth of Massachusetts and the case law interpreting such Chapter as reported in Annotated Laws of Massachusetts (Law. Co-op. 1987 & Supp. 1996). We have not undertaken a review of other Massachusetts law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Massachusetts as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

                  Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Post-Effective Amendments and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and
(iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

                  This opinion is rendered to you in connection with the Post-Effective Amendment and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.



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                  We hereby  consent to (i) the  reference  to our firm as Legal
Counsel in the Prospectus included in the Post-Effective Amendment, and (ii) the filing of this opinion as an exhibit to a Post-Effective Amendment.


                                Very truly yours,

                                     /s/ PAUL, HASTINGS, JANOFSKY & WALKER, LLP